EXHIBIT 99.1

Company Contact:

Mr. Roger Ward

Vice President of Marketing & Investor Relations

American Defense Systems, Inc.

Phone:  +1-516-390-5300, x326

Email: rward@adsiarmor.com

American Defense Systems, Inc. Reports

First Quarter 2008 Financial Results

First quarter revenue increases 52 percent year-over-year

Management reiterates full year 2008 revenue guidance

HICKSVILLE, N.Y. – May 15, 2008 – American Defense Systems, Inc. “ADSI”, a leading provider of advanced transparent as well as opaque armor, architectural hardening and security products for the defense and homeland defense markets, today announced financial results for the first quarter 2008, ended March 31, 2008.

Mr. Anthony J. Piscitelli, Chairman & Chief Executive Officer of American Defense Systems, Inc,, stated, “I am pleased to report ADSI achieved an impressive 52 percent improvement in top line growth year-over-year during the first quarter. Although some revenues which we expected to generate in the first quarter have been pushed into the second quarter due to slower than expected prototype testing and approval by the military for new equipment orders, based on the strength of our organic growth in the quarter and upcoming availability of new products we are reiterating our annual revenue target range. Our forecast reflects the confidence we have in expanding the market penetration of our armor and architectural business lines as we believe these end markets continue to show signs of growth.

“In late March and early April we successfully secured a total of $15 million in financing aimed at funding our organic growth initiatives, expanding our international sales channels and funding potential targeted acquisitions. As we look out on fiscal 2008, we see new product introductions as providing additional long-term growth drivers to ADSI, including the formal launch of our state-of-the-art T2 interactive live-fire training system as well as the availability of our American Anti Ram vehicle barriers.  We believe these innovative new offerings will extend our leadership position within our core defense and homeland defense markets,” concluded Mr. Piscitelli.

Revenues for the first quarter of 2008 were $9.4 million, an increase of 52 percent from the $6.2 million reported for the same period in 2007. Contract backlog as of March 31, 2008 totaled $48 million, up 37 percent compared to the March 31, 2007 contract backlog of $35 million.

Gross margin as a percentage of revenue for the first quarter of 2008 was 42.0 percent as compared to 46.3 percent for the first quarter of 2007.

Notable cash expenditures during the quarter included $1.0 million associated with the development of the company’s state-of-the-art T2 interactive live-fire training system, $0.5 million associated with previously announced acquisitions, $0.5 million related to the company’s SEC registration and pending public exchange listing initiative and a $0.2 million contribution to the Marine Corps-Law Enforcement Foundation (MCLEF).

Net loss in accordance with Generally Accepted Accounting Principles (GAAP) for the first quarter of 2008 was $1.7 million, or $(0.04) per basic and diluted share, compared to a GAAP net income for the first quarter 2007 of $0.6 million, or $0.01 per basic and diluted share.

GAAP net loss during the first quarter of 2008 also includes the impact of $1.6 million in non-cash charges related to the loss on the adjustment of fair value associated with the series A convertible preferred stock and related warrants as well as stock based compensation expense.

Excluding the $1.6 million in non-cash charges related to the loss on the adjustment of fair value associated with the series A convertible preferred stock and related warrants as well as stock based compensation expense, the company reported non-GAAP loss for the first quarter of 2008 of $0.1 million, or $(0.00) per basic and diluted share. Refer to the “Use of Non-GAAP Measures” section and accompanying financial table for a reconciliation of GAAP financial information to non-GAAP.

ADSI ended the first quarter with approximately $9.8 million in cash and cash equivalents.  Subsequent to the end of the first quarter 2008, the company completed the second phase of a previously announced capital raise which provided the company with the final $4.0 million of the $15.0 million financing round announced on April 8, 2008.

Financial Guidance

Based on current business conditions and expectations, ADSI reiterates its previously released fiscal year 2008 top line revenue target of between $47.0 million and $54.0 million, as compared to revenue of $36.5 million reported for fiscal year 2007.

Use of Non-GAAP Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by American Defense Systems’ management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude non-cash charges related to stock-based compensation expense, losses associated with adjustments from cost to fair value for the company’s series A convertible preferred stock and losses associated with adjustments to fair value for the related warrants.  Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for investors in evaluating ADSI’s financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. A detailed reconciliation between the company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company’s SEC filings.

About American Defense Systems, Inc. (ADSI)

American Defense Systems, Inc. (ADSI) offers advanced solutions in the design, fabrication, and installation of transparent and opaque armor, security doors, windows and curtain wall systems for use by military, law enforcement, homeland defense and corporate customers. ADSI engineers also specialize in developing innovative, functional and aesthetically pleasing security applications for the mobile and fixed infrastructure physical security industry.

For more information about American Defense Systems, Inc. please visit the corporate Web site at http://www.adsiarmor.com

Some of the statements made by American Defense Systems, Inc. (“ADSI”) in this press release, including, without limitation, statements regarding ADSI’s anticipated future growth, are forward-looking in nature. ADSI intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. ADSI cautions you that forward-looking statements are not guarantees of performance. ADSI undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause ADSI’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. ADSI believes that these risks include, but are not limited to: ADSI’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; ADSI’s ability to contract further with the U.S. Department of Defense; ADSI’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; ADSI’s ability to obtain and maintain required security clearances; ADSI’s ability to realize the full amount of revenues reflected in its backlog; ADSI’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular.  Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in ADSI’s filings with the Securities and Exchange Commission, including, without limitation, its registration statement on Form 10. Statements in this press release should be evaluated in light of these important factors.

American Defense Systems, Inc. and Subsidiaries
Consolidated Statements of Operations
For the three months ended March 31

	2008	2007
	(Unaudited)	(Unaudited)
Contract revenues earned	$9,420,120	$6,163,856
Cost of revenues earned	5,466,678	3,308,327
Gross profit	3,953,442	2,855,529
Operating expenses
Research and development expense	165,196	137,653
Marketing expense	632,307	670,195
General and administrative expense	3,085,713	1,317,554
Depreciation	134,769	83,971
Settlement of litigation	57,377	83,187
Loss on disposal of fixed assets	—	136
Total operating expenses	4,075,362	2,292,696
Net operating (loss)	(121,920)	562,833

Other (income) and expenses:

Loss on adjustment of fair value Series A convertible preferred stock classified as a liability	1,428,665	—
Loss on investor warrant liability	107,589	—
Other income and expense	9,046	(1,411)
Interest expense	55,737	787
Financing Charge	4,536	—
Interest income	(31,123)	(39,711)
Total other (income) and expenses	1,574,450	(40,335)
Net income (loss) before income taxes	(1,696,370)	603,168

Provision (benefit) for income taxes	—	3,750

Net income (loss)	$(1,696,370)	$599,418

Net (loss) per share – basic and diluted	$(0.04)	$0.01
Weighted average number of shares outstanding
During the year – basic and diluted	39,124,616	38,801,840

American Defense Systems, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP
For the three months ended March 31, 2008

Non-GAAP loss	$(126,431)

Less: Loss on adjustment of fair value Series A convertible preferred stock classified as a liability	(1,428,665)

Loss on investor warrant liability	(107,589)

Stock based compensation	(33,685)

GAAP loss	$(1,696,370)

Loss Per Share - basic and diluted

Weighted average number of shares outstanding	39,124,616

Net income (loss) per share - basic and diluted Non-GAAP	$(0.00)

GAAP	$(0.04)

American Defense Systems, Inc. and Subsidiaries
Consolidated Balance Sheets

	March 31,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash	$9,751,481	$1,479,886
Accounts receivable, net	4,758,135	6,711,161
Inventory	1,095,918	737,458
Prepaid expenses and other current assets	2,474,631	1,856,236
Deferred tax asset	4,136,982	4,136,982
Costs in excess of billings on uncompleted contracts	8,697,869	5,011,974
Deposits	571,226	608,020
Total current assets	31,486,242	20,541,718
Property and equipment, net	1,428,145	1,194,676
Deferred financing cost	1,009,190	—
Goodwill	1,960,361	1,680,361
Advances for future acquisitions	158,000	138,000
Total assets	$36,041,938	$23,554,754
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,236,151	$4,381,930
Accrued payroll	270,519	205,230
Accrued expenses	1,059,519	599,258
Due to Tactical Applications Group	—	1,512,741
Deferred tax liability	3,965,150	3,965,150
Short term notes payable	134,515	64,947
Total current liabilities	11,665,854	10,729,256
Long term notes payable	21,328	27,670
Mandatorily redeemable Series A Convertible Preferred Stock (cumulative). 5,000,000 shares authorized, 15,000 shares issued and outstanding	11,261,162	—
Investor warrant liability	1,275,423	—
Total liabilities	24,223,767	10,756,926
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 39,207,950 and 38,957,950 shares issued and outstanding as of March 31, 2008 and December 31, 2007	48,949	48,379
Additional paid-in capital	10,481,575	9,765,432
Accumulated (deficit)	1,287,647	2,984,017
Total stockholders’ equity	11,818,171	12,797,828
Total liabilities and stockholders’ equity	$36,041,938	$23,554,754

American Defense Systems, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the three months ended March 31

	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(1,696,370)	$599,419
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value associated with preferred stock and warrants	1,536,254	—
Stock based compensation expense	33,685	—
Depreciation and amortization	134,769	83,971
Decrease in inventory valuation	—	—

Changes in operating assets and liabilities:
Restricted cash	—	216,101
Accounts receivable	1,953,026	(599,289)
Inventories	(358,460)	—
Deposits and other assets	36,794	(35,363)
Cost in excess of billing on uncompleted contracts	(3,685,895)	(1,392,808)
Prepaid expenses and other assets	(618,395)	61,101
Deferred tax asset	—	(2,471,745)
Deferred financing costs	(658,500)
Investment in affiliate	(20,000)	(40,000)
Accounts payable and accrued expenses	1,303,390	(657,503)
Accrued liabilities	425,550	60,342
Deferred tax liability	—	2,471,745
Due to related party	(1,012,741)	—
Net cash used in operating activities	(2,626,893)	(1,704,029)

Cash flows from investing activities:
Purchase of equipment	(368,238)	(173,726)
Cash paid for acquisition in excess of cash received	(100,000)	—
Security deposits	—	—
Net cash used in investing activities	(468,238)	(173,726)
Cash flows from financing activities:
Proceeds from notes payable	69,568	—
Repayments of short term financing	(6,342)	(3,397)
Proceeds from sale of Series A Convertible Preferred Shares, net of of capitalization costs of $270,000	11,303,500	—
Net cash provided by (used in) financing activities	11,366,726	(3,397)
NET INCREASE (DECREASE) IN CASH	8,271,595	(1,881,152)
CASH AT BEGINNING OF YEAR	1,479,886	4,951,302
CASH AT END OF PERIOD	$9,751,481	$3,070,150

American Defense Systems, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the three months ended March 31

(Continued)

	2008	2007
	(Unaudited)	(Unaudited)
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$6,163	$787
Cash paid for taxes	$—	$—

Supplemental disclosure of non-cash financing activities
Shares issued in lieu of compensation	$—	$—
Shares issued for consulting services	$—	$—
Fair value of placement agent warrants	$374,933	$—

Assets and liabilities received in acquisition of American Anti-Ram, Inc.
Fixed assets	$30,000	$—
Inventory	$120,000	$—
Goodwill	$280,000	$—
Accounts payable and accrued expense	$(30,000)	$—

Shares issuable in connection with acquisition	$(200,000)	$—
Cash paid to American Anti-Ram, Inc.	$(100,000)	$—
Amounts due to American Anti-Ram, Inc.	$(100,000)	$—